                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[x]  Preliminary Proxy Statement

                                         [ ]  Confidential, for use of
[ ]  Definitive Proxy Statement               the Commission Only
[ ]  Definitive Additional Materials          (as permitted by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                          EYE CARE INTERNATIONAL, INC.
                          ----------------------------
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:___________________________
     (2) Aggregate number of securities to which transaction applies:__________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1________________________
     (4)  Proposed maximum aggregate value of transaction:_____________________
     (5)  Total fee paid:__________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid: $______________
     (2)  Form, Schedule or Registration Statement No.: _________________
     (3)  Filing Party: _________________
     (4)  Date Filed: __________________

                          EYE CARE INTERNATIONAL, INC.
                         1511 North Westshore Boulevard
                             Tampa, Florida  33607

                           -------------------------
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           To Be Held August 15, 2001

To Our Stockholders:

     Notice is hereby given that a Special Meeting of Stockholders of Eye Care International, Inc., a Delaware corporation, will be held on Wednesday, August 15, 2001 at 9:00 a.m., Eastern Daylight Savings Time, at our offices at 1511 North Westshore Boulevard, Tampa, Florida 33607 to consider and act upon a proposal to amend our Certificate of Incorporation to authorize a one-for-five reverse stock split of the outstanding shares of our class A and class B common stock by changing each five shares into one share.

     Only stockholders of record at the close of business on July 5, 2001 are entitled to notice of and to vote at the Special Meeting or any adjournments thereof.

     A list of stockholders entitled to vote at the Special Meeting will be available at our offices, 1511 North Westshore Boulevard, Tampa, Florida 33607 for a period of ten days prior to the Special Meeting for examination by any stockholder and at the Special Meeting.


                              By Order of the Board of Directors.



                              Clark A. Marcus
                              President and Chief Executive Officer


Tampa, Florida
July __, 2001


     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY OUR BOARD OF DIRECTORS AND RETURN IT TO US. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. STOCKHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON SHOULD THEY SO DESIRE.

                          EYE CARE INTERNATIONAL, INC.

                         1511 North Westshore Boulevard
                              Tampa, Florida 33607

                          ----------------------------
                          PROXY STATEMENT FOR SPECIAL
                            MEETING OF STOCKHOLDERS
                          ----------------------------

     Our Board of Directors presents this Proxy Statement and the enclosed proxy card to all our stockholders and solicits their proxies for the Special Meeting of Stockholders to be held on Wednesday, August 15, 2001. The Special Meeting has been called for stockholders to approve a proposal to amend our Certificate of Incorporation to authorize a one-for-five reverse stock split of the outstanding shares of our class A and class B common stock by changing each five shares into one share. All proxies duly signed and received will be voted at the Special Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, signed proxies received by us will be voted FOR the reverse stock split. You may revoke the proxy at any time before
it is voted.  We are mailing this Proxy Statement on or about July   , 2001.

     As of July 5, 2001, the record date for determining stockholders entitled to vote at the Special Meeting, there were outstanding 11,844,360 shares of class A common stock, 1,277,700 shares of class B common stock and 685,715 shares of series B convertible preferred stock, the only classes or series of stock entitled to vote at the Special Meeting. Each share of class A common stock and series B convertible preferred stock is entitled to one vote and each share of class B common stock is entitled to five votes. Only stockholders of record as of the close of business on July 5, 2001 will be entitled to vote at the Special Meeting or any adjournment thereof.

     The affirmative vote by stockholders holding a majority of the voting power of the outstanding shares of class A common stock, class B common stock and series B convertible preferred stock, voting together as a single class, is required to approve the proposal to authorize a reverse stock split of the class A and class B common stock. Shares represented by proxies that are marked "abstain" will only be counted for the purpose of determining the presence of a quorum. Since brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

                   Security Ownership And Certain Beneficial
                             Owners And Management

     The following table sets forth certain information as of July 1, 2001 concerning the beneficial ownership of our common stock by (i) each stockholder known by us to be a beneficial owner of more than five percent of the outstanding class A and class B common stock; (ii) each of our directors; (iii) each executive officer whose compensation for 2000 was in excess of $100,000; and (iv) all directors and officers as a group.


-------------------------------------------------------------------------------------------------------------
                                                Number of Shares/(1)/            Percent of Class/(2)/
-------------------------------------------------------------------------------------------------------------
                                              Class A          Class B                               All
                  Name                      Common Stock     Common Stock    Class A   Class B   Common Stock
-------------------------------------------------------------------------------------------------------------
Clark Marcus/(3)/                               75,000          474,100        *         37.1%           4.2%
-------------------------------------------------------------------------------------------------------------
Eva Katzman/(3)/                                    --          268,600/(4)/   *         21.0%           2.0%
-------------------------------------------------------------------------------------------------------------
Sharon Kay Ray/(3)/                             23,000          198,200        *         15.5%           1.7%
-------------------------------------------------------------------------------------------------------------
Richard Abrahamson, MD/(3)/                    152,740          181,800         1.3%     14.2%           2.5%
-------------------------------------------------------------------------------------------------------------
James L. Koenig/(3)/                            69,000/(5)/     130,000        *         10.2%           1.5%
-------------------------------------------------------------------------------------------------------------
Robert G. Veligdan, DDS/(3)/                   204,214/(6)/          --         1.7%       --            1.5%
-------------------------------------------------------------------------------------------------------------
William Koch/(3)/                                   --           25,000          --       2.0%       *
-------------------------------------------------------------------------------------------------------------
John A. Schild/(3)/                                 --               --          --        --             --
-------------------------------------------------------------------------------------------------------------
Arnold Finestone/(3)/                           25,000               --          --        --             --
-------------------------------------------------------------------------------------------------------------
Arthur Yeap/(3)/                               142,426               --          --        --            1.1%
-------------------------------------------------------------------------------------------------------------
All officers and directors as a group
 (9 persons)                                   691,380        1,009,100         5.8%     79.0%          12.9%
-------------------------------------------------------------------------------------------------------------


---------------
* Less than 1%.

/(1)/ Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated, subject to community property laws, where applicable. For purposes of this table, a person or group of persons is deemed to beneficially own any shares that such person has the right to acquire within 60 days after July 1, 2001.

/(2)/ Calculated as a percentage of the total number of shares of common stock issued and outstanding without respect to voting power. Each share of class B common stock is entitled to five votes per share, as compared to one vote per share of class A common stock. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on July 1, 2001, any shares which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person. As of July 1, we had outstanding 11,844,360 shares of class A common stock and 1,277,700 shares of class B common stock, or a total of 13,122,060 shares of common stock.

/(3)/ Address is c/o Eye Care International, Inc., 1511 North Westshore Boulevard, Suite 925, Tampa, Florida 33607.

/(4)/ Includes 193,600 shares of class B common stock owned of record by Mrs. Katzman and 75,000 shares of class B common stock held in trust for the minor children of her son, Jerry Katzman.

/(5)/ Includes 45,000 shares that he may acquire upon exercise of warrants.

/(6)/ Includes 70,860 shares that he may acquire upon exercise of warrants.

   Proposal To Amend The Company's Certificate of Incorporation to Authorize a One-For-Five Reverse Stock Split of Class A and Class B Common Stock

General

     Our Board of Directors has approved, subject to stockholder approval, a proposal to amend our Certificate of Incorporation to authorize a one-for-five reverse stock split of the outstanding shares of our class A and class B common stock in connection with, and as a condition of, a proposed financing, by changing each five shares into one share. The one-for-five reverse stock split shall be effective as of the opening of business on the date upon which we receive a minimum of $1,250,000 from the sale of Units in the private financing.

Proposed Private Financing

     We are in urgent need of financing to operate our business. We have signed a letter of intent with Thomas Fletcher & Company, Inc. (the "Placement Agent") to act as placement agent for a private offering to only accredited investors of a minimum of 50 Units and a maximum of 100 Units (the "Financing"). Each Unit will be sold at $25,000 and consist of our 11% promissory note in the principal amount of $20,000 due December 31, 2003, 10,000 shares of our class A common stock and warrants to purchase an additional 5,000 shares of class A common stock. The exercise price of the warrants is $1.00 per share, subject to antidilution adjustments. The Placement Agent will receive warrants to purchase 5,000 shares of class A common stock for each Unit sold. Concurrently with the Financing, we are offering holders of our series A and series B preferred stock the opportunity to exchange their shares of preferred stock for additional Units. Under the terms of the exchange offer, the original purchase price of the preferred stock will be credited against the subscription price of $25,000 per Unit. If the holders of all outstanding shares of our preferred stock accept the exchange offer, we will issue an additional 41.8 Units. The exchange offer is subject to our sale of 50 Units.

     The net proceeds of the Financing, estimated at $1,000,000 if 50 Units are sold, and $2,100,000 if 100 Units are sold, will be used for marketing, customer support, and as working capital and for general corporate purposes. If we are unable to sell 50 Units by the termination date of the offering, the reverse stock split will not be effected and the exchange offer will not be consummated. The reverse stock split is to be effected at the opening of business on the date we receive gross proceeds of at least $1,250,000 from the sale of 50 Units in the Financing.

Reasons for the Reverse Stock Split

     We are in urgent need of financing to service our existing members and to market our vision care plan to healthcare providers, employers and affinity groups to attract additional members. The completion of the Financing is critical to our growth. The Reverse Stock Split is a condition of the Financing.

     The Placement Agent and our management believe that the low per share market price of our class A common stock impairs the acceptability of the stock by the financial community and the investing public. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or our reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. The Placement Agent and our management also believe that a low share price reduces the effective marketability of our shares because of the reluctance of many leading brokerage firms to recommend low-priced stocks to their clients. Certain institutional investors have internal policies preventing the purchase of low-priced stocks and many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts. A variety of brokerage house policies and practices tends to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stocks because the brokerage commission on a sale of a low-price stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced stock.

     Our Board of Directors is hopeful that the decrease in the number of shares of our outstanding Class A common stock as a consequence of the reverse stock split will result in an anticipated increased price level, which will encourage interest in our class A common stock and possibly promote greater liquidity for our stockholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after the reverse stock split. In addition,, although it may be anticipated that the increase in the price level of our class A common stock as a result of the reverse stock split will be proportionately less than the decrease in the number of shares outstanding, the reverse stock split could result in a price level for the shares that will overcome the reluctance, policies and practices referred to above and diminish the adverse impact of trading commissions on the market for the shares. However, there can be no assurance that the foregoing effects will occur, or that the share price level of the class A common stock immediately after the reverse stock split will be maintained for any period of time.

Fractional Shares

     In order to save the expense and inconvenience of issuing fractional shares, we will not issue scrip or fractional share certificates evidencing shares of class A or class B common stock in connection with the reverse stock split. We will issue one additional whole share to stockholders who would otherwise be entitled to a fractional share. If the same stockholder is the owner of shares under multiple share certificates, then the number of shares we will issue in connection with the reverse stock split shall be computed on the basis of the aggregate shares owned under all certificates.

Principal Effects of the Reverse Split

     As of July, 2001, we had outstanding 11,844,360 shares of class A common stock and 1,277,700 shares of class B common stock. If we do not issue any shares of class A or class B common stock prior to the date the reverse stock split becomes effective, the number of outstanding shares of class A and class B common stock will be reduced to approximately 2,368,873 and 255,540, respectively, or a total of 2,624,413 shares of common stock. In addition, the stated capital of our outstanding class A and class B common stock as reflected on our balance sheet will be reduced, and our additional paid in capital account will be increased, by an equal amount. The number of authorized shares of common stock will remain 30,000,000 shares, consisting of 20,000,000 shares of class A and 10,000,000 shares of class B common stock. Except for the issuance of additional whole shares of common stock for fractional shares, the reverse stock split will not result in any immediate change in the economic interests or the voting power of a stockholder relative to other common stockholders. However, the reverse stock split will result in a substantial increase in the number of shares of common stock available for issuance by our Board of Directors.

     Increase in Authorized Unissued Shares
     --------------------------------------

     The following table shows how the one-for-five reverse stock split will increase the number of shares of common stock available for issuance by our Board of Directors. The information presented in the table is as of July 1, 2001. The table assumes that no shares or other securities convertible into or exercisable for shares of class A or class B common stock will be issued prior to the date upon which the reverse stock split is effected.

                                                                      Number of Shares
                                       ------------------------------------------------------------------------------
                                            Prior to Reverse Stock Split             After Reverse Stock Split
                                       --------------------------------------  --------------------------------------
                                            Class A             Class B             Class A                Class B
                                          Common Stock        Common Stock        Common Stock           Common Stock
                                       ------------------  ------------------  ------------------  ------------------
      Authorized                               20,000,000          10,000,000          20,000,000          10,000,000
      Outstanding                              11,844,360           1,277,700           2,368,873             255,540
      Reserved for issuance
         Warrants                               4,252,720                   0             850,544                   0
         Preferred stock                        2,175,715                   0             435,143                   0
         Options that may be granted
          in future under existing
          option plan                             500,000                   0             100,000                   0
      Available for future issuance             1,227,205           8,722,300          16,245,440           9,744,460


     The following table shows how many shares of class A common stock will be available for issuance by our Board of Directors after the sale of 100 Units and the issuance of an additional 41.8 Units in the exchange offer:

                                                    Number of Shares of Class A Common Stock
                                                   After Sale of 100 Units and Exchange Offer
                                                   ------------------------------------------
Authorized                                                       20,000,000
Outstanding                                                       3,786,873
Reserved for issuance
   Warrants                                                       2,059,544
   Preferred stock                                                        0
   Options that may be granted
    in future under existing
    option plan                                                     100,000
Available for future issuance                                    14,053,583



     Since the total number of authorized shares of common stock will remain 30,000,000, following the reverse stock split, our Board of Directors will be able to issue 16,245,440 shares of class A common stock and 9,744,460 shares of class B common stock without further stockholder approval. After the sale of 100 Units and the issuance of an additional 41.8 Units in the exchange offer, our Board of Directors will have authority to issue 14,053,583 shares of class A common stock without stockholder approval. These shares may be issued for various corporate purposes, including public or private financings to obtain capital for our business and operations and for acquisitions of businesses, and will allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of the stockholders. Except for the Financing and the exchange offer, we do not presently have any agreement, understanding, or arrangement which would result in the issuance of any of the additional shares of our authorized and unissued common stock following the reverse stock split. Our Board of Directors does not intend to seek stockholder approval prior to any issuance of additional shares of our common stock, except as otherwise required by law or regulation. Our outstanding shares of common stock have no pre-emptive rights; accordingly, if we issue additional shares of common stock, our stockholders will not have any preferential right to purchase any of the additional shares. Although our Board of Directors believes the increase in authorized unissued shares is in the best interests of our company and our stockholders, the issuance of additional shares of common stock may, depending on the circumstances under which such shares are issued, reduce the stockholders' equity per share and may reduce the percentage ownership of common stock of existing stockholders.

     The increase in the number of shares available for issuance by our Board of Directors could, under certain circumstances, have the effect of deterring unsolicited tender offers for our common stock. In the event of a hostile takeover attempt, it might be possible for us to try to impede such attempt by issuing shares of common stock to a friendly party, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of our company. Although the overall effect of such a course of action may be to deter unwanted takeover offers, our Board of Directors is not proposing the reverse split for that purpose and believes the reverse split is in the best interests of our company and our stockholders and that the advantages of the reverse stock split, including the increase in the number of shares available for issuance by the Board of Directors, outweigh any potential disadvantages.

     Effect on Price of Common Stock
     -------------------------------

     The reverse stock split also is being proposed because our Board of Directors believes that the current per share price level adversely affects the marketability of our common stock. The proposed reverse stock split is intended to result in a higher per share market price that will increase the interest of investors, analysts and other members of the financial community in the common stock.

     However, the reverse stock split may cause inconvenience and extra expense to stockholders who become owners of so called odd lots, or holdings of less than 100 shares, when such holders seek to sell their odd lot or to purchase an odd lot to increase their holding to an integral multiple of 100 shares. This is because the market for the purchase or sale of odd lots is generally less liquid than the market for even lots and commissions for odd lots are often proportionately higher per share than round lot commissions.

     Since most trading and investment activity is conducted in round lots, the effective minimum investment in our company is expected to increase significantly as a result of the reverse split, which may preclude purchase of the shares by investors who are not willing or able to invest the higher minimum amount required.

     For these reasons the per share price for our class A common stock after the reverse split may not be five times the market price before the reverse split and it is possible that the aggregate market value of a stockholder's investment in our company may be lower after the reverse split.

     Furthermore, the market for shares of common stock may not be improved. The Board of Directors cannot predict what effect the reverse stock split will have on the market for, or the market price of, the class A common stock.


Implementation of Reverse Stock Split

     If our Stockholders approve the reverse stock split, on the date we receive gross proceeds of at least $1,250,000 from the sale of Units we will file an amendment to our Certificate of Incorporation with the Secretary of State of Delaware, and upon such filing the reverse stock split will become effective as of the opening of business on that date. The reverse stock split will be formally implemented by amending Article 4 of our Certificate of Incorporation, as amended, to add the following:

         "Upon the filing of this Certificate of Amendment with the Office of the Secretary of State, shares of Class A and Class B Common Stock held by each holder of record on such date shall be automatically combined at the rate of one-for-five without any further action on the part of the holders thereof or this Corporation. No fractional shares shall be issued. All fractional shares owned by each holder of record will be aggregated and to the extent after aggregating all fractional shares any registered holder is entitled to a fraction of a share, he shall be entitled to receive one whole share in respect of such fraction of a share."

     Following the effectiveness of the amendment, each certificate representing shares of class A or class B common stock outstanding immediately prior to the reverse stock split will be deemed automatically, without any action on the part of the stockholders, to represent one-fifth of the pre-split number of shares. However, no fractional shares will be issued as a result of the reverse stock split. Each stockholder of record owning shares of class A or class B common stock prior to the reverse stock split which are not evenly divisible by five
(5) will receive one additional share for the fractional share that such stockholder would otherwise have been entitled to receive as a result of the reverse stock split. After the reverse stock split becomes effective, stockholders will be asked to surrender their stock certificates in accordance with the procedures set forth in a letter of transmittal. Stockholders should
                                                          -------------------
not submit any certificates until requested to do so. Upon such surrender, a new
-----------------------------------------------------
certificate representing the number of shares owned as a result of the reverse stock split will be issued and forwarded to stockholders. However, each certificate representing the number of shares owned prior to the reverse stock split will continue to be valid and represent a number of shares equal to one-fifth of the pre-split number of shares.

     Stockholders who do not vote in favor of the reverse stock split may not exercise dissenters' appraisal rights under the Delaware General Corporation Law.

Exchange of Stock Certificates

     The exchange of shares of class A and class B common stock resulting from the reverse stock split will occur on the date we file a certificate of amendment to our Certificate of Incorporation effecting the reverse stock split, without any further action on the part of our stockholders and without regard to the date or dates certificates formerly representing shares of class A or class B common stock are physically surrendered for certificates representing the post-split number of shares such stockholders are entitled to receive. We will appoint American Stock Transfer & Trust Company, transfer agent for our class A common stock, exchange agent to act for stockholders in effecting the exchange of their certificates. In the event that the number of shares of class A or class B common stock into which shares of class A or class B common stock will be exchanged or converted includes a fraction, we will issue to the holder of such fraction, in lieu of the issuance of fractional shares, one whole additional share.

     As soon as practicable after the date the reverse stock split becomes effective, transmittal forms will be mailed to each holder of record of certificates formerly representing shares of class A or class B common stock to be used in forwarding their certificates for surrender and exchange for certificates representing the post-split number of shares of class A or class B common stock such stockholders are entitled to receive. After receipt of such transmittal form, each holder should surrender the certificates formerly representing shares of class A class B common stock and such holder will receive in exchange therefore certificates representing the whole number of shares to which he is entitled, plus one whole share in lieu of any fractional share. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Stockholders should not send in their certificates until they
                 -------------------------------------------------------------
receive a transmittal form.
--------------------------

     On the date the reverse stock split becomes effective, each certificate representing shares of class A and class B common stock will, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the number of shares of class A or class B common stock into which the shares evidenced by such certificate have been converted, except that the holder of such unexchanged certificates will not be entitled to receive any dividends or other distributions payable by us after that date with respect to the shares which the stockholder is entitled to receive because of the reverse stock split until the certificates representing such shares of class A or class B common stock have been surrendered. Such dividends and distributions, if any, will be accumulated and, at the time of such surrender, all such unpaid dividends or distributions will be paid without interest.

Federal Income Tax Consequences

     The following description of federal income tax consequences is based upon the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences that may apply to special classes of tax payers (e.g., non-resident aliens, broker-dealers or insurance companies). We urge you to consult with your own tax advisors to determine the particular consequences to you.

     The exchange of shares resulting from the reverse stock split will be a tax-free recapitalization for the company and our stockholders to the extent that shares of pre-split common stock are exchanged for post-split common stock. Therefore, stockholders will not recognize gain or loss as a result of that transaction.

     A stockholder's holding period for shares of post-split common stock, including any additional shares issued in lieu of issuing fractional shares, will include the holding period of shares of pre-split common stock exchanged therefore, provided that the shares of pre-split common stock were capital assets in the hands of the stockholder.

     The shares of post-split common stock in the hands of a stockholder, including any additional shares issued in lieu of issuing fractional shares, will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of pre-split common stock held by that stockholder immediately prior to the split.

     Although the issue is not free from doubt, additional shares received in lieu of fractional shares, including shares received as a result of the rounding up of fractional ownership, should be treated in the same manner. However, it is possible that the receipt of additional shares could be wholly or partially taxable.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE REVERSE STOCK SPLIT.

Expenses

     We will pay the entire cost of preparing, assembling, printing and mailing this Proxy Statement and the enclosed proxy, and the cost of soliciting proxies with respect to the Special Meeting. We will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone and telegram by our officers and other regular employees, but we will not pay these individuals additional compensation.

                    By Order of the Board of Directors,



                    Clark A. Marcus
                    President and Chief Executive Officer

Tampa, Florida
July   , 2001

                          EYE CARE INTERNATIONAL, INC.
                         1511 North Westshore Boulevard
                              Tampa, Florida 33607

PROXY

     The undersigned, a holder of class A common stock of EYE CARE INTERNATIONAL, INC., a Delaware corporation, hereby appoints CLARK A. MARCUS and JAMES L. KOENIG, and each of them, the proxy of the undersigned, with full power of substitution, to attend, represent and vote for the undersigned, all of the shares which the undersigned would be entitled to vote, at the Special Meeting of Stockholders to be held on August 15, 2001 and any adjournments thereof, as follows:

     The approval of an amendment to our Certificate of Incorporation to authorize a one-for-five reverse stock split of the outstanding shares of our class A and class B common stock by changing each five shares into one share.

          [ ] FOR                  [ ] AGAINST            [ ] ABSTAIN

     The undersigned hereby revokes any other proxy to vote at the Special Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue of the proxy.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE PROPOSAL.

     The undersigned acknowledges receipt of a copy of the Notice of Special Meeting dated July , 2001 relating to the Special Meeting.



                                   ______________________________________
                                       Signature(s) of Stockholder(s)

     The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the stock certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing officer.

Date:____________________, 2001

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                         EYE CARE INTERNATIONAL, INC.

                 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

                         EYE CARE INTERNATIONAL, INC.
                        1511 North Westshore Boulevard
                             Tampa, Florida 33607

PROXY

     The undersigned, a holder of class B common stock of EYE CARE INTERNATIONAL, INC., a Delaware corporation, hereby appoints CLARK A. MARCUS and JAMES L. KOENIG, and each of them, the proxy of the undersigned, with full power of substitution, to attend, represent and vote for the undersigned, all of the shares which the undersigned would be entitled to vote, at the Special Meeting of Stockholders to be held on August 15, 2001 and any adjournments thereof, as follows:

     The approval of an amendment to our Certificate of Incorporation to authorize a one-for-five reverse stock split of the outstanding shares of our class A and class B common stock by changing each five shares into one share.

          [ ] FOR                  [ ] AGAINST            [ ] ABSTAIN

     The undersigned hereby revokes any other proxy to vote at the Special Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue of the proxy.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE PROPOSAL.

     The undersigned acknowledges receipt of a copy of the Notice of Special Meeting dated July , 2001 relating to the Special Meeting.



                                   ______________________________________
                                       Signature(s) of Stockholder(s)

     The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the stock certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing officer.

Date_____________________, 2001

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                         EYE CARE INTERNATIONAL, INC.

                 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

                         EYE CARE INTERNATIONAL, INC.
                        1511 North Westshore Boulevard
                             Tampa, Florida 33607

PROXY

     The undersigned, a holder of series B convertible preferred stock of EYE CARE INTERNATIONAL, INC., a Delaware corporation, hereby appoints CLARK A. MARCUS and JAMES L. KOENIG, and each of them, the proxy of the undersigned, with full power of substitution, to attend, represent and vote for the undersigned, all of the shares which the undersigned would be entitled to vote, at the Special Meeting of Stockholders to be held on August 15, 2001 and any adjournments thereof, as follows:

     The approval of an amendment to our Certificate of Incorporation to authorize a one-for-five reverse stock split of the outstanding shares of our class A and class B common stock by changing each five shares into one share.

          [ ] FOR                  [ ] AGAINST            [ ] ABSTAIN

     The undersigned hereby revokes any other proxy to vote at the Special Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue of the proxy.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE PROPOSAL.

     The undersigned acknowledges receipt of a copy of the Notice of Special Meeting dated July , 2001 relating to the Special Meeting.



                                   ______________________________________
                                       Signature(s) of Stockholder(s)

     The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the stock certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing officer.

Date:____________________, 2001

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                         EYE CARE INTERNATIONAL, INC.

                 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                     PROMPTLY USING THE ENCLOSED ENVELOPE.